UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2020

BRP Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39095	61-1937225
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd., Suite 800 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (866) 279-0698

Not Applicable

(Former Name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BRP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The following list sets forth information regarding all unregistered securities offered, sold or issued by BRP Group, Inc. (“BRP Group”) since November 5, 2020. No underwriters were involved in these sales. There was no general solicitation of investors or advertising, and BRP Group did not pay or give, directly or indirectly, any commission or other remuneration, in connection with the offering of these securities. In the transactions described below, the recipients of the securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were or will be affixed to the issued securities.

•

As previously disclosed, on December 1, 2020, as partial consideration for the acquisition by BRP Group of all of the outstanding equity interests of Armfield, Harrison & Thomas, Inc. (which was converted post-acquisition to a limited liability company with the name Armfield, Harrison & Thomas, LLC), BRP Group issued 784,222 shares of Class A common stock.

•

On December 6, 2020, Baldwin Krystyn Sherman Partners, LLC (“BKS”), an indirect subsidiary of BRP Group, entered into an agreement (the “Burnham Purchase Agreement”) to acquire, directly or indirectly, all of the outstanding equity interests of (i) Burnham Benefits Insurance Services, Inc., (ii) Burnham Gibson Wealth Advisors, Inc. and (iii) Burnham Risk and Insurance Solutions, LLC (collectively, such companies, “Burnham”). The Partnership, BRP Group’s nomenclature for a strategic acquisition, is expected to close on December 31, 2020, subject to certain closing conditions. Pursuant to the terms of the Burnham Purchase Agreement, the upfront consideration for the Partnership comprises $176.8 million in cash, as well as 21,701 shares of BRP Group’s Class A common stock and 1,957,419 LLC units of BRP Group’s subsidiary, Baldwin Risk Partners, LLC (“BRP LLC”) (and the corresponding 1,957,419 shares of BRP Group’s Class B common stock to be issued pursuant to the terms of BRP LLC’s Third Amended and Restated Limited Liability Company Agreement, as amended). Under the terms of the Burnham Purchase Agreement, the sellers of Burnham will also have the opportunity to receive additional contingent consideration of up to $98.4 million based upon the achievement of certain post-closing revenue-focused performance measures, which contingent consideration is payable in cash, shares of BRP Group’s Class A common stock or a combination of both at BKS’ sole option. The securities to be issued as part of the consideration payable under the Burnham Purchase Agreement will be subject to contractual transfer restrictions for a period of time.

The securities described above were offered to a limited number of investors, all of which had sufficient knowledge and experience in financial and business matters to make them capable of evaluating the merits and risks of the prospective investment, and for nominal consideration. The offer, sale and issuance, as applicable, of the securities described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRP GROUP, INC.

Date: December 8, 2020	By:	/s/ Kristopher A. Wiebeck
Name: Kristopher A. Wiebeck
Title: Chief Financial Officer